Exhibit 10.10

AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of this 15th day of November 2005 by and between Penn Octane Corporation, a Delaware corporation (the “Company” or “Penn Octane”) and Jerome B. Richter (“Richter”), as follows:

Recitals

WHEREAS, in April 1997, Richter exercised warrants to purchase 2,200,000 shares of the Company’s common stock at a price of $1.25 per share, the exercise price for which was paid with $22,000 in cash and $2,728,000 by a promissory note, bearing interest at the rate of 8.25% per annum, payable to the Company. Richter pledged certain of his Penn Octane shares to the Company to secure the original promissory note.

WHEREAS, in April 2000, Richter delivered to the Company a new promissory note (the “New Note”), in replacement of his original promissory note. The New Note has a principal amount of $3,196,693, representing the original principal amount and unpaid interest, and had an interest rate of 10% per annum.

WHEREAS, under the terms of the New Note, Richter is not required to pay interest after September 2000 provided that he continue to provide a personal guaranty on behalf of the Company to RZB Finance LLC. The New Note was originally due in April 2001. Pursuant to the terms of a Pledge and Security Agreement dated April 11, 2000 (the “Pledge and Security Agreement”), Richter pledged 1,000,000 shares of his Penn Octane common stock to the Company in order to secure the New Note.

WHEREAS, the New Note was amended in November 2001 to extend the maturity date until October 2003 and to reduce the interest rate to the prime rate.

WHEREAS, in July 2002, the Company agreed to waive any interest due under the New Note during any fiscal year provided that Richter guaranty at least $2,000,000 of the company’s indebtedness during that fiscal year. The interest rate was increased to prime plus 1%. The Company also agreed to extend the maturity date until the expiration date of Richter’s employment agreement with the Company, July 29, 2005.

WHEREAS, in May 2005, Richter retired and resigned as an officer and director of the Company and its affiliates.

WHEREAS, in order to secure his limited recourse guaranty of $1,800,000 of the Company’s indebtedness to certain investor noteholders (the “Noteholders”), Richter has pledged 2,000,000 shares (the “Pledged Shares”) of his Penn Octane common stock (including the 1,000,000 shares pledged to the Company) and 250,000 common units (the “Pledged Units”) of Rio Vista Energy Partners L.P. (including 125,000 units pledged to the Company) distributed to Richter on September 30, 2004, by the Company with respect to the Pledged Shares.

WHEREAS, in view of Richter’s retirement and his contributions to the Company, the Company wishes to amend the New Note and provide for certain additional agreements with Richter.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the parties agree as follows:

Section 1: Restatement of Promissory Note

1.1          Amendment and Restatement of New Note. The New Note is hereby amended and restated to read, in full, as set forth in Exhibit A to this Agreement (the “Restated Note”), including without limitation the following provisions:

1.1.1 The maturity date of the New Note shall be extended to July 29, 2007 (the “New Maturity Date”).

1.1.2 The interest rate on the New Note shall be increased from prime plus one percentage point to prime plus two percentage points.

1.1.3 The Company will continue to waive interest provided that Richter guarantees debt of the Company to any person in an amount equal to at least $1,800,000.

1.1.4 Richter shall continue to guaranty up to $1,800,000 in indebtedness of the Company, if requested by the Company, until all obligations under the New Note are satisfied.

1.2          Effect of Restated Note. The Restated Note replaces and supersedes the New Note in its entirety.

Section 2: Additional Agreements

2.1          Delivery of Pledged Units. Not later than October 28, 2005, Richter shall deliver the Pledged Units to the Company as security for Richter’s obligations to the Company and for the Company’s obligations to the Noteholders. Following receipt of the Pledged Units, the Company shall deliver the Pledged Units to the collateral agent for the Noteholders.

2.2          Return of Pledged Shares and Pledged Units. Upon the satisfaction of the Company’s obligations to the Noteholders and the release of the Pledged Shares and the Pledged Units by the collateral agent for the Noteholders, the Company shall retain not more than 1,000,000 of the Pledged Shares and 125,000 of the Pledged Units, to be held in accordance with the terms of the Pledge and Security Agreement, and shall return the balance of the Pledged Shares and the Pledged Units to Richter.

2.3          Payment Upon Foreclosure. If and to the extent the Noteholders foreclose on the Pledged Shares and/or the Pledged Units due to default by the Company in its obligations to the Noteholders, the Company shall pay Richter the fair market value of the Pledged Shares and the Pledged Units. The Company may offset any payment obligation to Richter under this Section 2.3 against any remaining obligation of Richter under the Restated Note or any other payment obligation of Richter to the Company. The fair market value of the Pledged Shares and the Pledged Units shall be equal to the higher of the fair market value on the date of this Agreement and the date of any foreclosure by the Noteholders. For purposes of this Section 2.3, fair market value means, as of any date, the value of Penn Octane common stock and Rio Vista common units determined as follows:

(i)          If the common stock or common units are listed on any established stock exchange or a national market system, including without limitation The Nasdaq Stock Market, its fair market value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination;

(ii)         If the common stock or common units are regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a share of common stock or a common unit will be the mean between the high bid and low asked prices for the common stock or the common units for the day of determination; or

(iii)        In the absence of an established market for the common stock or common units, the fair market value will be determined in good faith by the board of directors of Penn Octane.

2.4          Partial Discount. Subject to Richter’s compliance with all provisions of this Agreement and the Restated Note, the Company shall discount the principal amount of the Restated Note by an amount equal to $1,500,000, on the New Maturity Date, resulting in a reduced principal amount of $1,696,693, plus accrued interest not waived pursuant to Section 1.1.3.

Section 3: Restrictive Covenants

3.1          Conflict of Interest. During any period when Richter provides consulting services to the Company and/or its affiliates: (a) Richter shall not directly or indirectly engage in any employment, occupation, consulting, or other business activity which the Company determines in good faith to be in competition with the Company or its affiliates; and (b) Richter shall not usurp or take advantage of any such business activity without first offering the opportunity to the Company.

3.2          Non-Solicitation of Employees and Contractors. For two (2) years after the date of this Agreement, Richter shall not, either alone or in concert with others, solicit, entice or divert, or attempt to solicit, entice or divert, any of the Company’s employees or independent contractors to cease providing services to the Company.

3.3          Non-Solicitation of Customers and Suppliers. For two (2) years after the date of this Agreement, Richter shall not, directly or indirectly, either alone or in concert with others, solicit, entice, work for, or in any way divert or take away any customers or suppliers of, or other third party that engaged in negotiations with, the Company or its affiliates that Richter had directly worked with during the twelve (12) months preceding termination of Richter’s employment or consulting relationship with the Company. Richter acknowledges that all of the foregoing limited restrictions are intended to protect the Company’s and its affiliates’ confidential and proprietary information and trade secrets, and are not intended to and do not substantially affect Richter’s right and ability to engage in his business, trade or profession.

3.4.          Equitable Remedies. Richter acknowledges that irreparable injury will result to the Company from violation of any of the terms of this Agreement, specifically those identified under Sections 3.1, 3.2 and 3.3. Therefore, Richter expressly agrees that the Company shall be entitled, in addition to damages and any other remedies provided by law, to an injunction (without notice and without the necessity of posting a bond) or other equitable remedy respecting such violation or continued violation.

Section 4: Miscellaneous

4.1.          Assignment. This Agreement may not be assigned or otherwise transferred by Richter, or by operation of law, without the prior written consent of the Company. The Company may assign or transfer this Agreement to any affiliate, without the consent of Richter. The Company’s assignment of this Agreement to any affiliate shall in no way affect Richter’s obligations under this Agreement.

4.2          Waiver and Agreements. No waiver, amendment or modification of any provision of this Agreement shall be effective unless consented to by both parties in writing. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. No waiver of any breach of any covenant or provision contained herein shall be deemed a waiver of any preceding or succeeding breach thereof or of any other covenant or provision. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

4.3          Notices. Any notice or communication provided for or required by this Agreement to be in writing shall be: (a) hand delivered, (b) sent by certified mail with full postage, or (c) sent by overnight courier service with proof of delivery. Any notice so sent shall be deemed received upon the earlier of an actual receipt or three business days after proper posting. The addresses of the parties shall be as indicated below, but the parties may change their notice addresses by giving written notice of such change to the other party at its current address in accordance with this Section.

If to Richter:	Jerome B. Richter
335 Tomahawk Drive
Palm Desert, California 92211

If to Company:	Penn Octane Corporation
Attn: Chief Financial Officer
55-730 Enfield Lane, Bldg. D
Palm Desert, California 92211

With a copy to:

Kevin W. Finck, Esq.
Two Embarcadero Center, Suite 1670
San Francisco, California 94111

4.4          Professional Fees. In the event of the bringing of any action, suit, or arbitration by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements, or provisions arising out of this Agreement, the prevailing party shall be entitled to recover all costs and expenses of that action, suit, or arbitration, at trial, in arbitration, or on appeal, and in collection therewith, including but not limited to, reasonable attorneys' fees, accounting, and other professional fees resulting therefrom.

4.5          Legal and Equitable Remedies. Due to Richter’s knowledge of and access to the Company’s proprietary information, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, and without prejudice to any other rights and remedies that the Company may otherwise have to enforce this Agreement.

4.6          Arbitration. Any controversy or claim arising out of or relating to this Agreement (other than claims for preliminary injunctive relief or other prejudgment or equitable remedies) shall be settled by binding arbitration in Los Angeles, California (at the election of the party commencing the action) in accordance with the Commercial Rules of the American Arbitration Association then in effect, and judgment upon an award rendered in such arbitration may be entered in any court having jurisdiction thereof.

BOTH PARTIES HAVE READ AND UNDERSTAND THIS SECTION 4.6, WHICH DISCUSSES ARBITRATION. THE PARTIES UNDERSTAND THAT BY SIGNING THIS AMENDMENT, THEY AGREE TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF RELATING TO, OR IN CONNECTION WITH THIS AMENDMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EACH PARTIES' RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN CONSULTANT AND THE COMPANY.

4.7          Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of the Agreement shall be given effect separately from those provisions of this Agreement so determined and the other provisions shall not be affected by the illegality or unenforceability.

4.8           Representation by Counsel; Interpretation. Each party to this Agreement acknowledges that such party has caused this Agreement to be reviewed and/or had the opportunity to have it approved by legal counsel of such party’s own choice. Richter acknowledges and agrees that the Law Offices of Kevin Finck have represented the Company, not Richter, in connection with the preparation and execution of this Agreement and that the Law Offices of Kevin Finck may continue to represent the Company in matters related to this Agreement and otherwise. Richter has been advised to obtain independent legal counsel in such connection. The Company acknowledges and agrees that the Law Offices of Kevin Finck has represented and may continue to represent Richter in matters unrelated to this Agreement. The parties hereby waive any claim of conflict of interest based on the foregoing. The parties have negotiated the provisions of this Agreement, and any presumption that an ambiguity contained in this Agreement shall be construed against the party that caused this Agreement to be drafted shall not apply to the interpretation of this Agreement.

4.9           Governing Law and Venue. This Agreement has been entered into in the State of California and shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of California. All claims, arbitrations and lawsuits in connection with this Agreement must be brought in Los Angeles County, California. Richter and Company hereby agree to this jurisdiction and venue.

4.10         Entire Agreement. This Agreement, and the agreements and instruments referenced herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, understandings, discussions, and/or commitments of any kind with respect to the subject matter hereof. This Agreement may not be amended or supplemented, nor may any right hereunder be waived, except in writing signed by each of the parties.

4.11         Further Assurances. The parties shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary or proper to carry out and effect the terms of this Agreement.

4.12         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same legal effect as original signatures.

{Signatures on following page}

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"The Company"		"Richter"

PENN OCTANE CORPORATION

By:	/s/ Ian T. Bothwell	/s/ Jerome B. Richter
	Ian T. Bothwell,	Jerome B. Richter
Chief Financial Officer

AMENDED AND RESTATED PROMISSORY NOTE

$3,196,693.00	Palm Desert, California
November 15, 2005

This Amended and Restated Promissory Note (this “Restated Promissory Note”) amends, restates and replaces that certain Promissory Note of Jerome B. Richter dated April 11, 2000 (the “Prior Promissory Note”).

FOR VALUE RECEIVED, Jerome B. Richter, an individual residing at 335 Tomahawk Drive, Palm Desert, California 92211 (the "Borrower"), hereby promises to pay to the order of Penn Octane Corporation, a Delaware corporation (the "Lender"), at its offices located at 55-730 Enfield Lane, Bldg. D, Palm Desert, California 92211, or at such other place as the Lender shall designate, the principal amount of Three Million One Hundred Ninety-Six Thousand Six Hundred Ninety-Three Dollars ($3,196,693.00) on or before July 29, 2007 (the “Maturity Date”). The Borrower shall pay interest on the unpaid principal amount hereof from the date hereof until paid, at the prime rate of Bank of America, N.A., plus two (2) percentage points, to be paid in arrears on the Maturity Date; provided however, that Borrower will not be required to pay or accrue interest so long as Borrower continues to provide a personal guaranty on behalf of the Lender of debt of the Lender to any person in an amount equal to at least $1,800,000 (the "Guaranty"). Interest will commence immediately upon the termination of the Guaranty. Borrower shall continue to guaranty up to $1,800,000 in indebtedness of the Lender, if requested by the Lender, until all obligations under this Restated Promissory Note are satisfied.

Should the indebtedness represented by this Restated Promissory Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other similar court proceedings or this Restated Promissory Note be placed in the hands of attorneys for collection before or after maturity, the Borrower, its successors and assigns, agree to pay, in addition to the principal and interest due and payable hereon, reasonable attorneys' and collection fees.

If the Borrower shall fail to make payment of principal or interest on this Restated Promissory Note when due, and if such default is not cured within ten (10) days thereafter, or if the Borrower shall become insolvent or a voluntary or uncontroverted petition shall be filed under the Federal Bankruptcy Code or other similar Federal or state law dealing with arrangements for the relief of creditors with respect to the Borrower (in each case, an "Event of Default"), and in any such event, the holder shall have the right without notice to the Borrower to declare this Restated Promissory Note with accrued interest hereon to be immediately due and payable (whether or not then due by the stated terms hereof), whereupon the same shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

A-1

This Note is secured by and entitled to the benefits of a Pledge and Security Agreement dated April 11, 2000, pursuant to which Borrower's obligations under the Prior Promissory Note and this Restated Promissory Note are secured by one million (1,000,000) shares of Penn Octane Corporation common stock owned by Borrower and by one hundred twenty-five thousand (125,000) Rio Vista Energy Partners L.P. common units owned by Borrower.

No waiver by the holder of any breach of any covenant of the Borrower herein contained or any term or condition hereof shall be construed as a waiver of any subsequent breach of the same or of any other covenant, term or condition herein.

This Restated Promissory Note shall be deemed to have been made under, and in all respects shall be governed by and construed in accordance with, the laws of the State of California.

Jerome B. Richter

A-2